AMENDMENT TO
                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Amendment"), is made and entered into as of March 6, 1998, by and among VDC CORPORATION LTD., a Bermuda corporation ("Acquiror"), VDC (DELAWARE), INC., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), SKY KING COMMUNICATIONS, INC., a Connecticut corporation ("Sky King"), and those individuals and entities whose names appear on the signature page hereof in their capacity as holders of the outstanding common stock of Sky King (the "Sky King Shareholders").


                                    Recitals


         WHEREAS, the parties hereto have entered into an Amended and Restated Agreement and Plan of Merger effective as of December 10, 1997 (the "Merger Agreement") pursuant to which Sub shall merge with and into Sky King (the "Merger");

         WHEREAS, the parties hereto desire to amend the Merger Agreement in the manner set forth herein effective as of the date hereof; and

         WHEREAS, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Merger Agreement is hereby amended as follows:

1. Section 6.1(a)(i) of the Merger Agreement is amended to require that Acquiror shall have assets at the Closing consisting of at least $600,000.00 in cash or other liquid assets and the right to receive $370,000.00 in immediately available funds from Tasmin Limited by March 13, 1998. In the event the remaining funds are not timely received from Tasmin Limited, the Acquiror may draw upon such number of Investment Banking Shares as are necessary to satisfy any such deficiency in funding to the extent of Investment Banking Shares at the rate of $2.00 per share. Assets available at Closing will also include approximately 50,000 shares of the Common Stock of PortaCom that were acquired for approximately $30,000.


2. Wayne Perry, a Sky King Shareholder, shall be deemed to have not given any of the representations and warranties of Sky King and the Sky King Shareholders set forth in Article IV of the Merger Agreement.

3. Schedule 4.2(d)(i) to the Merger Agreement is hereby amended and restated in its entirety by the following Schedule:

                               Schedule 4.2(d)(i)
                          VDC Corporation Ltd. Warrants

---------------------------------------------------------------------------------------------------------------------
           Number of Warrants                       Exercise Price                        Expiration Date
           ------------------                       --------------                        ---------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                 45,000                                  $5.00                             Aug. 30, 1998
---------------------------------------------------------------------------------------------------------------------
                 85,000                                  $4.00                             Aug. 30, 1998
---------------------------------------------------------------------------------------------------------------------
                 41,110                                  $4.00                             Aug. 30, 1998
---------------------------------------------------------------------------------------------------------------------
                 90,909                                  $4.00                             Aug. 30, 1998
---------------------------------------------------------------------------------------------------------------------
                 90,909                                  $4.00                             Aug. 30, 1998
---------------------------------------------------------------------------------------------------------------------
                  9,890                                  $4.00                             Aug. 30, 1998
---------------------------------------------------------------------------------------------------------------------
                250,000                                  $4.00                             Aug. 30, 1998
---------------------------------------------------------------------------------------------------------------------
                 30,000                                  $4.00                             Aug. 30, 1998
---------------------------------------------------------------------------------------------------------------------
                100,000                                  $4.00                             Aug. 30, 1998
---------------------------------------------------------------------------------------------------------------------
                145,728                                  $4.00                             Aug. 30, 1998
---------------------------------------------------------------------------------------------------------------------
                 50,000                                  $4.00                             Aug. 30, 1998
                -------
---------------------------------------------------------------------------------------------------------------------
                938,546
---------------------------------------------------------------------------------------------------------------------

4. Paragraph 5.15 of the Merger Agreement shall be amended to provide that Acquiror has funded at least $240,000 of the PortaCom Advances. Subparagraph (i)(A) of Paragraph 5.15 shall be amended to provide that the Investment Banking Shares shall serve as an escrow fund for the payment of the Remaining PortaCom Advances or that the Remaining PortaCom Advances may be satisfied upon the early collection of outstanding subscriptions receivable. See Paragraph 5 below. The remainder of Paragraph 5.15 shall remain in full force and effect.


5. Paragraph 4.2(L) of the Merger Agreement provides that the Acquiror has agreed to pay an investment banking fee in stock equal to 5% of the Merger Consideration or 500,000 shares of Acquiror Common Stock for arranging this transaction (the "Investment Banking Shares"). This Amendment will confirm that the Investment Banking Shares will be paid through the issuance by Acquiror following the transaction of 500,000 shares of Common Stock to the following persons: FAC Enterprises, Inc.
         - 185,000 shares; KAB Investments, Inc. - 185,000 shares; SPH Investments, Inc. - 70,000 shares; and SPH Equities, Inc. - 60,000 shares.


         Notwithstanding the above, the Investment Banking Shares will not be distributed at the Closing, and instead, will be subject to offset in the following manner: (i) to the extent the Remaining PortaCom Advances are not satisfied by the early collection of outstanding subscriptions receivable, the Investment Banking Shares will serve as an escrow fund upon which the Acquiror will be able to draw from these shares in order to sell shares in one or more private placement transactions in order to, and to the extent necessary, to secure cash proceeds sufficient to satisfy the obligation to advance the Remaining PortaCom Advances identified within Subparagraph 5.15(b)(i)(A) of the Merger Agreement.

         To the extent the Remaining PortaCom Advances are satisfied, then, with the exception of Investment Banking Shares that are otherwise serving as an escrow fund under Paragraph 1 hereof, the remaining Investment Banking Shares may be issued in the manner identified above.

6. Notwithstanding anything to the contrary in the Merger Agreement, the Merger shall become effective as of the filing of a Certificate of Merger with the Secretary of State of the State of Connecticut in accordance with Section 38-821 of the CBCA and a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with
         Section 252 of the DGCL; and confirmation that both Certificates of Merger have become effective as of such filing date; and at such time the Merger shall be deemed completed and such time shall be referred to herein as the "Effective Time."

7. Except as otherwise set forth herein, the terms of the Merger Agreement shall remain in full force and effect.

8. This Amendment may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

9. This Amendment shall be governed by and construed in accordance with the laws of Bermuda, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         IN WITNESS WHEREOF, Acquiror, Sub, Sky King and the Sky King Shareholders have caused this Amendment to be signed by their respective officers hereunto duly authorized, effective as of the date first written above.

                                       VDC CORPORATION LTD.


                                       By: /s/ Graham Ferguson Lacey
                                           -------------------------------------
                                           Graham Ferguson Lacey, President

                                       VDC (DELAWARE), INC.


                                       By: /s/ Andrew Panzo
                                           -------------------------------------
                                           Andrew Panzo, President

                                       [Signatures continue on next page]

                                       SKY KING COMMUNICATIONS, INC.


                                       By: /s/ Frederick A. Moran
                                           -------------------------------------
                                           Frederick A. Moran,
                                           Chief Executive Officer


                                       By: /s/ James Roberts
                                           -------------------------------------
                                           James Roberts,
                                           Chief Operating Officer


                                       SKY KING SHAREHOLDERS


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name: Frederick W. Moran


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  Clayton E. Moran


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  Kent F. Moran


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  Luke F. Moran


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature (Frederick A. Moran)


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature (Joan B. Moran)
                                       Name:  Frederick A. and Joan B. Moran

                                       [Signatures continue on next page]

                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  George Finn


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  Roberts Family Trust


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  Henry Jacobs


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  Watchung Road Associates, L.P.
                                              By: Leon G. Cooperman,
                                              General Partner


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  Wayne Perry


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  David Wheeler


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  Charles Glazer


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  Robert de Rose IRA
                                              By: Cowen & Co., Trustee

                                       [Signatures continue on next page]

                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name:  Daniels Tech, LLC
                                              By:  Jack Daniels,
                                              Managing Partner


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name: Jose Carvalho Soares


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name: Capital Growth Trust
                                                By:  Vicki Walters, Trustee


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                       Name: Godwin Finance Ltd.
                                                By: Harold Chaffe,
                                                Financial Controller


                                       (*) /s/ Frederick A. Moran
                                           -------------------------------------
                                       Signature
                                        Name: Gibralt Holdings Ltd.
                                              By:  Bruno DiSpirito
                                              Title:  Vice President


(*)  By Power of Attorney granted to Frederick A. Moran.